UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006 (January 31, 2006)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See discussion in Item 2.01 of this Form 8-K relating to the entry into new license agreements and amendments to certain existing license agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 31, 2006, WF Overseas Fashion C.V. (‘‘WF’’), an indirectly wholly-owned subsidiary of The Warnaco Group, Inc. (the ‘‘Registrant’’), consummated the acquisition (the ‘‘Acquisition’’) of 100% of the shares of the companies (collectively, the ‘‘Companies’’) that operate the licenses and related wholesale and retail businesses of Calvin Klein® jeans and accessories in Europe and Asia and the CK Calvin Klein ‘‘bridge’’ line of sportswear and accessories in Europe from Fingen Apparel N.V., a limited liability company organized and existing under the laws of the Netherlands (‘‘Fingen Apparel’’), Fingen S.p.A., a joint stock company organized and existing under the laws of Italy (‘‘Fingen S.p.A.’’), Euro Cormar S.p.A., a joint stock company organized and existing under the laws of Italy (‘‘Euro Cormar’’ and, together with Fingen Apparel and Fingen S.p.A., the ‘‘Fingen Sellers’’) and Calvin Klein, Inc., a New York corporation (‘‘CKI’’ and, together with the Fingen Sellers, the ‘‘Sellers’’) for cash consideration of approximately Euro 179 million and assumption and repayment of indebtedness in the amount of approximately Euro 61 million (net of cash acquired). In connection with the consummation of the Acquisition, Fingen S.p.A. and WF entered into an agreement, pursuant to which WF, subject to the satisfaction or waiver of certain conditions in such agreement, will acquire on or about January 2, 2008 100% of the shares of the company that operates the license for Calvin Klein men's and women's Collection apparel and accessories worldwide.

The Acquisition was consummated pursuant to the terms and conditions of a stock purchase agreement, dated as of December 20, 2005 (as amended as of January 30, 2006, the ‘‘Stock Purchase Agreement’’) among Warnaco Inc. (‘‘Warnaco’’), a directly wholly-owned subsidiary of the Registrant, and the Sellers, a copy of which was attached as Exhibit 10.1 to the Form 8-K filed by the Registrant on December 23, 2005. The Stock Purchase Agreement was amended as of January 30, 2006 to address, among other things, the parties' agreement (a) to leave certain indebtedness of the Companies outstanding and (b) relating to certain guarantees of the Fingen Sellers' affiliates in respect of such indebtedness. Further, immediately prior to the consummation of the Acquisition, Warnaco assigned its rights and obligations to purchase the shares of the Companies under the Stock Purchase Agreement to WF.

CKI, the licensor of the businesses acquired pursuant to the Acquisition, held a minority interest in certain of the Companies. In addition, CKI is the licensor under several existing licensing agreements, pursuant to which the Registrant currently designs, sources, markets, distributes and sells certain Calvin Klein products. Pursuant to the terms of an administration agreement between Warnaco and CKI, Warnaco is the beneficial owner of the Calvin Klein brands for women's intimate apparel, sleepwear and loungewear, and men's underwear, sleepwear and loungewear (collectively, the ‘‘Calvin Klein Underwear Products’’). Warnaco pays CKI an administration fee based upon Warnaco's worldwide sales of the Calvin Klein Underwear Products.

One of the Companies' wholly-owned subsidiaries which, prior to the consummation of the Acquisition, was jointly-owned by Fingen Apparel and CKI, currently distributes Calvin Klein underwear for the Registrant in certain countries in Asia. Upon the consummation of the Acquisition, such subsidiary became an indirectly wholly-owned subsidiary of the Registrant.

The consideration paid for the Companies was determined following arms-length negotiations between Warnaco and the Sellers. Prior to approving and authorizing execution of the Stock Purchase Agreement on December 20, 2005, the Registrant's board of directors obtained a fairness opinion from J.P. Morgan Securities Inc. stating that, in the opinion of J.P. Morgan Securities Inc., subject to certain limitations, qualifications, exceptions and assumptions set forth in such opinion, as of December 20, 2005, the consideration being paid by Warnaco for the Companies was fair to Warnaco from a financial point of view.

In connection with the consummation of the Acquisition, on January 31, 2006, WF, together with certain of the Companies, entered into the following license agreements and amendments to existing license agreements with CKI (in its capacity as licensor) which relate to the licenses and businesses operated by the Companies:

1.	CKI, WF and CK Jeanswear Europe S.p.A., a Company and, upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJE"), entered into a Bridge Apparel License Agreement (the "Bridge Apparel License"), pursuant to which CKI has granted to WF and CKJE an exclusive license to use the trademark "CK/CALVIN KLEIN" in the form designated by CKI from time to time in connection with the manufacture, wholesale sale, distribution, advertising and promotion of certain women's and men's "bridge" apparel in the Territory (as such term is defined therein) for a period continuing through December 31, 2046;

2.	CKI, WF and CKJE entered into a Bridge Accessories License Agreement (the "Bridge Accessories License"), pursuant to which CKI has granted to WF and CKJE an exclusive license to use the trademark "CK/CALVIN KLEIN" in the form designated by CKI from time to time in connection with the manufacture, wholesale sale, distribution, advertising and promotion of "bridge" women's belts, leather gloves, handbags and small leather goods and men's belts, leather gloves, hand bags and small leather goods in the Territory (as such term is defined therein) for a period continuing through December 31, 2046;

3.	CKI, WF and CK Jeanswear Asia Ltd., a Company and, upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJA"), entered in a Jeans Accessories License Agreement, pursuant to which CKI has granted to WF and CKJA an exclusive license to use the trademark "CALVIN KLEIN" in the logo form "Calvin Klein Jeans" and as designated by CKI from time to time in connection with the manufacture, wholesale sale, distribution, advertising and promotion of certain women's and men's "jeans" styles, types or "level" small leather goods/accessories and handbag items in the Territory (as such term is defined therein) for a period continuing through December 31, 2046;

4.	CKI, WF, CK Jeanswear N.V., a Company and, upon consummation of the Acquisition, a directly wholly-owned subsidiary of WF ("CKJNV"), and CKJE entered into a Bridge Store Letter License Agreement, pursuant to which CKI has granted to WF, CKJNV and CKJE a license to use the trademark "CK/CALVIN KLEIN" on and in connection with the operation of free-standing retail shops (plus certain outlet stores) located in the Territory (as such term is defined in the Bridge Apparel License) for the purpose of selling at retail certain CK/Calvin Klein Women's and Men's Bridge Apparel (as such term is defined in the Bridge Apparel License) and CK/Calvin Klein Women's and Men's Bridge Accessories (as such term is defined in the Bridge Accessories License) for a period continuing through December 31, 2046;

5.	CKI, WF and CKJE amended the CK Jeans Europe License Agreement, dated May 1995, among CKI and CKJE (as amended and restated as of January 1, 1997, the "CK Jeans Europe License"). Under the CK Jeans Europe License (as in effect prior to the consummation of the Acquisition), CKI has granted to CKJE a license to use the trademarks "CALVIN KLEIN" and "CK/CALVIN KLEIN" in the form of the logo "Calvin Klein Jeans" and/or "CK/Calvin Klein Jeans" on or in connection with the manufacture, wholesale sale, distribution, advertising and promotion of Products (as such term is defined therein) in the Territory (as such term is defined therein). The amendment executed on January 31, 2006 extends the term of the CK Jeans Europe License through December 31, 2046 and provides for "shortfall" payments as to royalties and advertising commitment payments in the event there is a failure to meet minimum net sales levels or "thresholds";

6.	CKI, WF, CKJA, CK Jeanswear Australia, Ltd., a Company and, upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJAus"), CK Jeanswear New Zealand, Pty. Ltd., a Company and, upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJNZ"), CK Jeanswear Korea, Ltd., a Company and,

upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJK"), CK Jeanswear (Shanghai), Ltd., a Company and, upon consummation of the Acquisition, an indirectly wholly-owned subsidiary of WF ("CKJS"), CKJE and CKJNV amended the terms of the CK Jeans Asia License Agreement, dated May 1996 (as amended and restated as of January 1, 1997 the "CK Jeans Asia License"), between CKI and CKJA. Prior to the consummation of the Acquisition, certain of CKJA's rights and obligations under the CK Jeans Asia License were assigned (collectively, the "Assigned Licenses") to CKJAus, CKJNZ , CKJK, CKJS and CKJE. Under the CK Jeans Asia License (as executed prior to the consummation of the Acquisition), CKI has granted to CKJE (under the CK Jeans Asia License) a license to use the trademarks "CALVIN KLEIN" and "CK/CALVIN KLEIN" in the form of the logo "Calvin Klein Jeans" and/or "CK/Calvin Klein Jeans" on or in connection with the manufacture, wholesale sale, distribution, advertising and promotion of Products (as such term is defined therein) in the Territory (as such term is defined therein). Under the Assigned Licenses, CKJA sublicensed its rights in certain parts of the Territory (as such term is defined in the CK Jeans Asia License). The amendment executed on January 31, 2006 extends the terms of the CK Jeans Asia License and Assigned Licenses through December 31, 2046 and provides for "shortfall" payments as to royalties and advertising commitment payments in the event there is a failure to meet minimum net sales levels or "thresholds"; and

7.	CKI, WF, CKJNV, CKJE and CKJA amended the Amended and Restated Jeans Store License, dated March 6, 2002 ("Jeans Store License"), among CKI, CKJNV, CKJE and CKJA. Under the terms of the Jeans Store License (as in effect prior to the consummation of the Acquisition), CKI has granted to CKI, CKJNV, CKJE and CKJA a license to use the trademark in the form of the logo "CK/Calvin Klein Jeans" on and in connection with the operation of free-standing retail shops located in the Territory (as such term is defined in the CK Jeans Europe License or CK Jeans Asia License, as applicable) for the purpose of selling at retail the Merchandise (as defined in the Jeans Store License). The amendment executed on January 31, 2006 extends the term of the Jeans Store License with respect to the Territory (as such term is defined in the CK Jeans Europe License or the CK Jeans Asia License, as applicable) through the term of the CK Jeans Europe License or the CK Jeans Asia License, as applicable.

Also in connection with the consummation of the Acquisition, on January 31, 2006, Warnaco entered into an Underwear Outlet License Agreement with CKI granting to CKI the exclusive right and license to open, own and operate CALVIN KLEIN Underwear Outlet Stores (as defined in such license agreement) in the United States under the terms and conditions and for the period set forth therein.

Finally, on January 31, 2006, Warnaco and its indirectly wholly-owned subsidiaries Calvin Klein Jeanswear Company and CKJ Holdings, Inc. (collectively, the "Jeanswear Subsidiaries") amended the CK/Calvin Klein Jeans Store License – Central and South America, dated as of July 26, 2004 among CKI and the Jeanswear Subsidiaries (the "C&SA Store License") to include Canada in the Territory (as such term is defined therein), thereby allowing the Jeanswear Subsidiaries to open, operate and authorize third parties to operate CK/Calvin Klein Jeans retail stores in Canada, subject to certain terms and conditions.

The rights and obligations of the parties to each of the license agreements and amendments to existing license agreements described herein are subject to certain terms and conditions set forth in such agreements and amendments.

A copy of the amendment to the Stock Purchase Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. The description of such amendment herein is qualified in its entirety by reference to the amendment.

Item 8.01. Other Events.

On January 31, 2006, the Registrant issued a press release announcing the consummation of the Acquisition. A copy of the press release is attached to this report as Exhibit 99.1 and is being furnished pursuant to Item 8.01 of Form 8-K. The information contained in the press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The financial statements required by Item 9.01 of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

* * *

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 10.1	Amendment to Stock Purchase Agreement, dated as of January 30, 2006, by and among Warnaco Inc., Fingen S.p.A., Fingen Apparel N.V., Euro Cormar S.p.A. and Calvin Klein, Inc.
Exhibit 99.1	Press release issued by The Warnaco Group, Inc. on January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: February 3, 2006	By:	/s/ Jay A. Galluzzo
Name: Jay A. Galluzzo
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Amendment to Stock Purchase Agreement, dated as of January 30, 2006, by and among Warnaco Inc., Fingen S.p.A., Fingen Apparel N.V., Euro Cormar S.p.A. and Calvin Klein, Inc.
Exhibit 99.1	Press release issued by The Warnaco Group, Inc. on January 31, 2006.